UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 ______________________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 3, 2008

ASPEN EXPLORATION CORPORATION (Exact name of registration as specified in its charter)

Delaware	0-9494	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

2050 S. Oneida St., Suite 208, Denver, CO 80224-2426
Address of principal executive offices

303-639-9860 Telephone number, including Area code Not applicable Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Registrant’s Certifying Accountant

     Effective November 3, 2008 Gordon, Hughes, & Banks, LLP (“GH&B”) resigned as the independent registered accounting firm for Aspen Exploration Corporation (the “Company”). GH&B recently entered into an agreement with Eide Bailly LLP (“Eide Bailly”), pursuant to which Eide Bailly acquired the operations of GH&B. Certain of the professional staff and shareholders of GH&B joined Eide Bailly either as employees or partners of Eide Bailly and will continue to practice as members of Eide Bailly. On November 3, 2008, the Company’s Board of Directors approved the engagement of Eide Bailly as the Company’s independent registered public accounting firm.

     GH&B’s principal accountant report on the financial statements for either of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with GH&B on any matter of accounting principles, practices, financial statement disclosure, or auditing scope or procedure. The Company had not previously contacted Eide Bailly with respect to any accounting principles, disclosure, or other matters.

     The Company has provided GH&B with a copy of these disclosures and requested GH&B to furnish to the Company with a letter addressed to the Securities and Exchange Commission stating whether GH&B agrees with the statements by the Company in this report. GH&B letter is attached as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits (c) Exhibits

16.1	Letter of Gordon, Hughes, & Banks, LLP dated November 3, 2008 regarding the change in certifying accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of November 2008.

Aspen Exploration Corporation

By:	/s/ R.V. Bailey
R.V. Bailey, Chief Executive Officer